Pitney Bowes Inc.

Bruce Nolop

Executive Vice President &
Chief Financial Officer

Revenue Portfolio



Supplies
7%
Business
Services
22%
Product
Sales
24%
Support
Services
13%
Financing
15%
Rentals
19%

Segment Revenue


Capital Services 4%
Enterprise Solutions 28%
Global Mailing 68%

Global Mailing Revenue


International
25%
United
States
75%

Global Mailing Revenue



Support Services 15%
Rentals & Financing 44%
Sales 41%

Enterprise Solutions Revenue



Int'l Management Services 12%
U.S. DMT 22%
U.S. Management Services 66%

Enterprise Solutions Revenue



Rentals &
Financing
1%
Support
Services
9%
Sales
90%

Capital Services Revenue



Fee
Income
14%
Imagistics
Financing
21%
External
Financing
65%

International Revenue



Non-U.S.
22%
Capital
Services
3%
Management
Services
16%
DMT
15%
Global
Mailing
66%

Foreign Currency Exposure

Revenue Contribution



Canadian Dollar 5%
Other 1%
Japanese Yen 1%
Euro 8%
British Pound 7%

Total = 22%

Revenue Growth (Normalized)



12%
10%
8%
6%
4%
2%
0%
Global Mailing
Enterprise Solutions
Acquisitions

Earnings Per Share

2002 Guidance



$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.53
$0.53
$0.58 to $0.60
$0.58
$1.25 to $1.28
$1.14
2002
2001
1Q
2002
2001
2Q
2002
2001
2nd Half

Earnings Considerations

Long-Term Positives

- Digital Products
- Outsourcing Trends
- DMT Recovery
- Acquisition Synergies
- Cost Reductions

Short-Term Challenges

- Mix / Margin Issues
- Business Processes
- Information Systems
- Marketing Investments
- Benefits & Insurance

Free Cash Flow (Normalized)



$1,200
$900
$600
$300
$0
Deferred Taxes
Depreciation & Amortization
Net Income
Working Capital
Finance Receivables
CAPEX
Dividends
Discretionary
Net Income
Sources
Uses
Free Cash Flow

Balance Sheet

As of 3/31/02


$9,000
$6,000
$3,000
$0
Cash
Other Assets
Financial & Rental Assets
Deferred Taxes
Long-Term Liabilities
Short-Term Liabilities
Equity
Short-Term Debt
Long-Term Debt
Assets
Liabilities
Capital

Financial & Rental Assets

As of 3/31/02



$2,500
$2,000
$1,500
$1,000
$500
$0
$2,300
$1,100
$500
$450
Captive Finance
External Finance
Leveraged Leases
Rental Assets

Capitalization



Book Equity
Market Equity
$15,000
$12,000
$9,000
$6,000
$3,000
$0
80%
72%
25%
27%
Debt
Equity
Debt
Equity
Debt
Market Value
Debt
Market Value
3/31/02
3/31/01
3/31/02
3/31/01

Coverage Ratios



EBITDA/Interest
EBIT/Interest
8.0
6.0
4.0
2.0
0.0
6.7x
6.6x
5.4x
5.3x
2001
2000
2001
2000

Debt Structure

As of 3/31/02



Floating
39%
Fixed
61%



Short-Term
36%
Long-Term
64%

Return on Capital

2001 Excluding Special Items


28%
23%
16%
30%
25%
20%
15%
10%
5%
0%
EBITDA
EBIT
Unlevered
After-Tax

Capital Employed

Average for 2001

Total = $4.4 Billion



Capital
Services
37%
Global
Mailing
51%
Enterprise
Solutions
12%

Segment Returns on Capital

2001 Unlevered After-Tax



24%
9%
7%
25%
20%
15%
10%
5%
0%
Global Mailing
Enterprise Solutions
Capital Services

Financial Priorities


Achieve
Earnings Guidance
Solidify
Business Model
Position
For Growth